                                                                   EXHIBIT 4.6

ALL PAYMENTS UNDER THIS SUBORDINATED SECURED CONVERTIBLE DEBENTURE ARE SUBORDINATED TO CERTAIN SENIOR INDEBTEDNESS PURSUANT TO THE TERMS AND CONDITIONS OF THE SUBORDINATION AGREEMENT REFERRED TO BELOW (AS FROM TIME TO TIME AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED).

NEITHER THIS DEBENTURE NOR THE COMMON STOCK INTO WHICH IT IS CONVERTIBLE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT THAT HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (II) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON THE COMPANY FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE COMPANY, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAWS.

                            TERREMARK WORLDWIDE, INC.

                     10.0% SUBORDINATED SECURED CONVERTIBLE
                          DEBENTURE DUE APRIL 30, 2006

         This SUBORDINATED SECURED CONVERTIBLE DEBENTURE (this "Debenture"), is made and entered into as of the later of the dates set forth on the execution page below, by and between Terremark Worldwide, Inc., a Delaware corporation (the "Company"), and the investor or investors as set forth on the execution page below, or their registered assigns as recorded in the Company's books (the "Investor"). This Debenture is one of an aggregate of up to $25,000,000 principal amount of 10.0% Subordinated Secured Convertible Debentures due April 30, 2006(the "Debentures") issued by the Company.

                                    RECITALS:

         A. The Company desires to obtain financing for its capital needs through the issue and sale of debentures convertible into shares of the Company's common stock, par value $.001 (the "Common Stock").

         B. The Company desires to sell and the Investor desires to buy this Debenture.

         NOW, THEREFORE, in consideration of the above recitals and the mutual covenants, representations, warranties and agreements set forth herein, and for the purpose of defining the terms and provisions of this Debenture, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

         1. PRINCIPAL AND INTEREST. The Company will pay the principal amount set forth on the execution page below (the "Principal") on April 30, 2006 (the "Principal Payment Date") to the Investor, or successor thereof, registered on the books of the Company (the "Holder"), as of the close of business on (i) the date immediately preceding the Principal Payment Date or, in the alternative,
(ii) the date immediately preceding the Principal Payment Date that in the State of Florida is not a holiday and a day on which banks are authorized to close (the "Principal Record Date").

         This Debenture will bear interest at the rate of 10.0% per annum (the "Interest"), which will be paid quarterly on July 31, October 31, January 31 and April 30 of each year, beginning on July 31, 2003 and on the Principal Payment Date, until the outstanding principal amount of this Debenture has been paid in full (individually, an "Interest Payment Date," collectively, the "Interest Payment Dates," and the Interest Payment Dates together with the Principal Payment Date, the "Payment Dates") to the Holder as of the close of business on
(i) the date immediately preceding the Interest Payment Date, or, in the alternative, (ii) the date immediately preceding the Interest Payment Date which in the State of Florida is a Business Day (as hereafter defined) if the date specified in (i) is not a Business Day (collectively, the "Interest Record Dates"). Interest shall be computed on the basis of a 360-day year of twelve 30-day months. For the purposes hereof, the term "Business Day" shall mean any day which is not a Saturday, Sunday or day on that banks in the State of Florida are authorized or obligated by law, executive order or governmental decree to be closed.

         2. METHOD OF PAYMENT. The Company will pay Principal and Interest (i) in money of the United States that at the time of payment is legal tender for payment of public and private debts or (ii) by its check payable in such money delivered to the Holder's registered address as reflected in the Company's books. If the Payment Dates are other than Business Days, payment may be made on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

         3. CONVERSION.

                  (a) The Holder shall have the right, from time to time at any time after May 1, 2004 and prior to the payment of the outstanding principal of this Debenture, or redemption of this Debenture, to convert the entire unpaid principal amount of this Debenture together with accrued but unpaid interest (or any portion of such amounts that is $1,000,000 or an integral multiple thereof or such lesser amount as may be the entire original Debenture issued to such Holder), into that number of fully paid and non-assessable shares of Common Stock equal to the aggregate principal amount of (and accrued but unpaid interest on) this Debenture being converted, as of the Date of Conversion (as defined below), divided by the Conversion Price set forth below. Upon any such conversion, the Company shall pay to the Holder all accrued and unpaid interest on the principal amount of this Debenture so converted to the extent such interest is not converted.

                  (b) In order to convert this Debenture, the accrued but unpaid interest hereon or a portion thereof, into shares of Common Stock, the Holder must telecopy or otherwise deliver prior to 5:00 p.m., Eastern Time, on any Business Day, a copy of the fully executed notice of conversion in the form attached hereto as Exhibit A (the "Notice of Conversion") to the Company at its principal office, which notice shall specify the amount to be converted on the date the Notice of Conversion is delivered to the Company (the "Date of Conversion") together with a copy of the Schedule of Conversion in the form attached hereto as Exhibit B, duly completed as appropriate. No fractional shares of Common Stock shall be issued upon conversion. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall pay cash to such Holder based on the closing price of the Common Stock on the last trading day prior to the Date of Conversion.

                  (c) The Company shall issue and deliver, within 15 Business Days after delivery to the Company of the Notice of Conversion to the Holder or to the nominee of such Holder, at the address of the Holder on the books of the Company or as otherwise directed by such Holder, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Date of Conversion.

                  (d) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the principal amount of this Debenture and all interest that would accrue thereon through the Principal Payment Date; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect such conversion, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (e) Following any conversion, the principal amount of this Debenture shall be reduced by an amount equal to the portion so converted. Appropriate adjustments shall be made on the records of the Company.

                  (f) The conversion price per share of Common Stock shall be equal to $0.50 (the "Conversion Price") with respect to this Debenture, subject to adjustment from time to time, pursuant to the following provisions: In case
(i) the outstanding shares of the Common Stock shall be subdivided into a greater number of shares, (ii) a dividend or other distribution in Common Stock shall be paid in respect of Common Stock, (iii) the outstanding shares of Common Stock shall be combined into a smaller number of shares thereof, or (iv) any shares of the Company's capital stock are issued by reclassification of the Common Stock (including any reclassification upon a consolidation or merger in which the Company is the continuing corporation), the Conversion Price in effect immediately prior to such subdivision, combination or reclassification or at the record date of such dividend or distribution shall, simultaneously with the effectiveness of such subdivision, combination or reclassification or immediately after the record date of such dividend or distribution, be proportionately adjusted to equal the product obtained by multiplying the Conversion Price by a fraction, the numerator of which is the number of outstanding shares of Common Stock (on a fully diluted basis) prior to such combination, subdivision, reclassification or dividend, and the denominator of which is that number of outstanding shares of Common Stock (on a fully diluted basis) after giving effect to such combination, subdivision, reclassification or dividend.

         For purposes of this Debenture, "on a fully diluted basis" means that all outstanding options or rights to subscribe for shares of Common Stock and all securities convertible into or exchangeable for shares of Common Stock (such options, rights and securities are collectively referred to herein as "Convertible Securities") and all options or rights to acquire Convertible Securities have been exercised, converted or exchanged.

                  (g) If, prior to the conversion of the entire principal amount of this Debenture, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, sale of all or substantially all of the Company's assets, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, or other property, then the Holder shall thereafter have the right to purchase and receive upon conversion of this Debenture (or the conversion of the accrued and unpaid interest hereon), upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock, securities and/or other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of this Debenture held by such Holder had such merger, consolidation, exchange of shares, recapitalization, sale of all or substantially all of the assets or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

                  (h) No adjustment of the Conversion Price shall be made in an amount less than $.05 per share. Upon any adjustment of the Conversion Price, then and in each case the Company shall give written notice thereof to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the methods of calculation and the facts upon which such calculation is based.

                  (i) The Company will use its commercially reasonable efforts to register and list the shares of Common Stock issued upon conversion as more fully set forth in the Subscription Agreement pursuant to which this Debenture was issued. Notwithstanding the foregoing, no transfer of the Common Stock issuable upon conversion pursuant to this Section 3 shall be permitted prior to May 1, 2004. For the purposes of this Debenture, the term "Transfer" shall include any direct or indirect sale, assignment, pledge, encumbrance or other granting of an interest in the shares of Common Stock.

         4. PAYING AGENT AND REGISTRAR. The Company shall act as authenticating agent, paying agent, and registrar. The Company may, without notice, engage a third party to act as authenticating agent, paying agent, or registrar.

         5. SUBSCRIPTION AGREEMENT. The Company has issued this Debenture in connection with that certain Subscription Agreement dated as of the later of the dates set forth on the execution page below between the Company and the Investor (the "Subscription Agreement"). This Debenture is subject to all the terms of the Subscription Agreement. To the extent permitted by applicable law, in the event of any inconsistency between the terms of Subscription Agreement and the Debenture, the terms of the Subscription Agreement shall control. Pursuant to the Subscription Agreement and by its purchase and acceptance of this Debenture, each Holder has appointed The Bank of New York Trust Company of Florida, N.A. as Collateral Agent (the "Collateral Agent"), to act on behalf of the Holders as more fully set forth in the Collateral Agent Agreement, dated as of the date hereof (the "Collateral Agent Agreement"), between the Company and the Collateral Agent, the terms of which are incorporated herein by reference.

         6. SUBORDINATION. The indebtedness evidenced hereby and any and all modifications, restatements, refinancings and renewals hereof are subordinated to certain indebtedness of the Company to Ocean Bank pursuant to that certain Subordination Agreement, dated as of April 30, 2003 (such agreement, as amended from time to time, the "Subordination Agreement"), among Ocean Bank and The Bank of New York Trust Company of Florida, N.A., as Collateral Agent for the benefit of and on behalf of the holders of the Debentures. The holder of this Debenture will be subject to the terms and conditions of the Subordination Agreement, as more fully set forth in the Subscription Agreement.

         7. SECURITY. This Debenture and the amounts payable hereunder, including principal and accrued interest, is secured by that certain Second Leasehold Mortgage and Security Agreement, Assignment of Leases and Rents and Fixture Filing between NAP of the Americas, Inc., a Florida corporation and the Company's wholly-owned subsidiary ("NAPA"), and the Collateral Agent, on behalf of the holders of the Debentures, dated as of the date hereof ("Mortgage"), to which reference is hereby made for a description of the collateral provided thereby and the rights of the Company and the Holder with respect to such collateral. The parties acknowledge that this Debenture shall be a negotiable instrument with the meaning of and as contemplated by the Uniform Commercial Code as enacted by the State of Florida.

         8. REDEMPTION. The entire Principal amount of this Debenture (or any portion that is $3,000,000 or an integral multiple thereof) will be redeemable, at the Company's option, at any time or from time to time (the "Redemption Date") after May 1, 2004 by giving not less than 15 nor more than 60 days' prior notice by overnight courier to the Holder's last address as it appears the books of the Company, and by delivering the amount of Principal the Company wishes to redeem plus accrued and unpaid Interest thereon, if any, calculated on a pro rata basis up to the Redemption Date on the Redemption Date, in the manner described in Section 2, Method of Payment. On and after the Redemption Date, interest shall cease to accrue on the Principal redeemed, unless the Company defaults in the payment of the Redemption Price. Notwithstanding the giving of notice by the Company pursuant to this Section 8, the Holder shall have the right to convert this Debenture by giving notice to the Company pursuant to
Section 3. Such notice must be given no later than 10 days after its receipt of the notice of redemption.

         9. DENOMINATIONS; TRANSFER; EXCHANGE. The Investor may register the transfer or exchange of the Debenture by submitting to the registrar of the Company (the "Registrar") the following completed documents: (i) the Assignment Form attached as Exhibit C and (ii) the Letter Regarding Transfer attached as Exhibit D. The Registrar may require the Investor, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Subscription Agreement. The Registrar need not register the transfer, or exchange the Debenture, if the Debenture is selected for redemption.

         10. PERSONS DEEMED OWNERS. The Holder shall be treated as the owner of the Debenture for all purposes in accordance with the Collateral Agent Agreement.

         11. AMENDMENT; SUPPLEMENT; WAIVER. The Debenture may be amended or supplemented with the consent of the Holder and any existing default or compliance with any provision may be waived with the consent of the Holder.

         12. DEFAULTS AND REMEDIES. Upon the occurrence of and during the continuation of any of the events described in clauses (a) through (e) below, the Collateral Agent will promptly notify in writing the Holders of the Debentures. Upon the written direction of holders of a majority of the outstanding principal amount of the Debentures (the "Required Holders"), the Collateral Agent shall declare the occurrence and continuation of such event to constitute an "Event of Default." Such Event of Default shall cease immediately upon the cessation of the event described in clauses (a) through (e) below on which such Event of Default was based:

                  (a) the Company's default, which continues for a period of at least 15 days, in the payment of Principal under, or Interest on, this Debenture when the same becomes due and payable upon redemption or otherwise;

                  (b) the breach by the Company or NAPA of any covenant or agreement in this Debenture, the Second Mortgage or any other Loan Document, as defined in the Second Mortgage (other than a breach described in clause (a) above), and such breach continues for a period of 30 consecutive days after written notice to the Company by the Collateral Agent, provided, that if such breach is not curable within 30 days, then such period shall be extended for an additional 60 consecutive days so long as the Company is diligently attempting to cure such breach;

                  (c) any final judgment or order against the Company (not covered by insurance) for the payment of money in excess of $1,000,000 in the aggregate for all such final judgments or orders (treating any deductibles, self-insurance or retention as not so covered) and which is not paid or discharged, or if there shall be any period of 60 consecutive days following the entry of a final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against the Company to exceed $1,000,000, and for which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (d) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company for all or substantially all of the property and assets of the Company or (iii) the winding up or liquidation of the affairs of the Company and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (e) the Company (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order of relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for all or substantially all of the property and assets of the Company or (iii) effects any general assignment for the benefit of creditors.

         At any time upon the occurrence and during the continuation of an Event of Default, the Required Holders may direct the Collateral Agent in writing to declare the outstanding Principal and the accrued and unpaid Interest, if any, on all Debentures, including this Debenture, to be immediately due and payable:
The Holder may not enforce the Subscription Agreement or the Debenture, except as provided in said documents. This Debenture shall be governed by the laws of the State of Florida.

         13. NOTICES. All notices by the Company to the Holder hereunder shall be in writing and shall be deemed to have been given (i) when delivered personally, (ii) when received via facsimile if on a business day during customary business hours (otherwise, on the next business day), (iii) three (3) days after being deposited in the United States mail, registered, postage prepaid, or (iv) the next business day after being delivered to a nationally recognized overnight courier.

         IN WITNESS WHEREOF, the undersigned has executed this Debenture in the principal amount and on the date set forth below:

                                         ISSUER:
                                         TERREMARK WORLDWIDE, INC.

                                         By:
                                            ----------------------------------
                                         Print Name:
                                                   ---------------------------
                                         Title:
                                               -------------------------------
NAME AND ADDRESS OF INVESTOR:
                                         Debenture No.
                                                      ----------
-------------------------------

-------------------------------

-------------------------------
                                         $
Debenture Principal Amount                -------------------
Date of Issuance:                        April 30, 2003
Conversion Price:                        $0.50 per share

                                    EXHIBIT A

                              NOTICE OF CONVERSION



Terremark Worldwide, Inc.
2601 S. Bayshore Drive
Miami, FL 33133
Attention: _________________

         The undersigned irrevocably elects to convert $___________ of the principal amount of, and accrued but unpaid interest on, the 10.0% Subordinated Secured Convertible Debenture due April 30, 2006 (the "Debenture") into ________ _________ shares of Common Stock (the "Common Stock") of Terremark Worldwide, Inc. (the "Company") according to the conditions set forth in the Debenture as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

         The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable upon conversion shall be made pursuant to the registration of such shares of Common Stock under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under such Act.

           Date of conversion:
                                    -----------------------------
           Signature:
                                    -----------------------------
           Name:
                                    -----------------------------
           Address:
                                    -----------------------------

                                    -----------------------------

                                    -----------------------------



                                   Exhibit A-1

                                    EXHIBIT B

                             SCHEDULE OF CONVERSION

         The following exchanges of a part of this Debenture for shares of Common Stock have been made:


                             AMOUNT OF DECREASE IN      PRINCIPAL AMOUNT OF THIS
                           PRINCIPAL AMOUNT OF THIS     DEBENTURE FOLLOWING SUCH        ACCRUED BUT UNPAID
DATE OF CONVERSION                 DEBENTURE                   CONVERSION               INTEREST CONVERSION
------------------         ------------------------     ------------------------        -------------------






                                  Schedule B-1

                                    EXHIBIT C

                                 ASSIGNMENT FORM



Terremark Worldwide, Inc.
2601 S. Bayshore Drive
Miami, FL 33133
Attention: _________________


         To assign the Debenture, fill in the form below:

         (I) or (We) assign and transfer the Debenture to:

         (Insert Assignee's Soc. Sec. Or Tax I.D. No.)







         (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer the Debenture on the books of the Company. The agent may substitute another to act for him/her.

Date:                    Your Signature:
     --------------                       -------------------------------------
                         (Sign exactly as your name appears on the other side of the Debenture)


Signature Guarantee:
                         ------------------------------------------------------
                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Registrar).


                                   Exhibit C-1

                                    EXHIBIT D

                           LETTER REGARDING TRANSFERS



                                                             -------------, ----




Terremark Worldwide, Inc.
2601 S. Bayshore Drive
Miami, FL 33133 Attention: _________________

         Re:      Terremark Worldwide, Inc.
                  10.0% Subordinated Secured Convertible Debenture Due April 30, 2006

Ladies and Gentlemen:

         In connection with our proposed purchase of the 10.0% Subordinated Secured Convertible Debenture due April 30, 2006 (the "Debenture") dated as of the later of the dates set forth on the execution page between Terremark Worldwide, Inc. (the "Company") and the investor named on the execution page of the Debenture (the "Investor"), we confirm that:

         1. We understand that any subsequent transfer of the Debenture is subject to certain restrictions and conditions set forth in the Subscription Agreement dated as of the later of the dates set forth on the execution page of the Debenture between the Company and the Investor (the "Subscription Agreement") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Debenture except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Debenture has not been registered under the Securities Act, and that the Debenture may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that we will not resell or otherwise transfer the Debenture except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and we further agree to provide to any person to whom the Debenture is transferred a notice advising such transferee that resales of the Debenture are restricted as stated herein.

         3. We understand that, on any proposed resale of the Debenture, we will be required to furnish to the Company, such certifications, legal opinions and other information as the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We acknowledge that the



                                   Exhibit D-1

Company will rely upon the truth and accuracy of such information. We further understand that the Debenture purchased by us will bear a legend to the foregoing effect.

         4. We are an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

         5. We are acquiring the Debenture purchased by us for our account or for one or more accounts (each of which is an "accredited investor") as to each of which we exercise sole investment discretion. We are not acquiring the Debenture with a view toward distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction.

         6. We acknowledge that the Debenture is subject to the terms and conditions of a certain Subordination Agreement dated as of April 30, 2003 by and between Ocean Bank and The Bank of New York Trust Company of Florida, N.A., as Collateral Agent (such agreement, as amended from time to time, the "Subordination Agreement"). We hereby agree to be bound by and to comply with the terms of the Subordination Agreement. We acknowledge and agree that Ocean Bank shall be a third party beneficiary of this paragraph.

         The Company is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                     Very truly yours,


                                                     By:
                                                        -----------------------
                                                     Name:
                                                         ----------------------
                                                     Title:
                                                          ---------------------


                                   Exhibit D-2